    As filed with the Securities and Exchange Commission on August 26, 1997.

                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________


                        PHYSICIAN SUPPORT SYSTEMS, INC.
             (Exact name of Registrant as Specified in its Charter)

        Delaware                                          13-3624081
(State or other jurisdiction of                       (I. R. S. employer
 incorporation or organization)                       identification number)


                         Route 230 and Eby-Chiques Road
                          Mt. Joy, Pennsylvania  17552
  (Address, including zip code, of  Registrant's principal executive offices)

                        Physician Support Systems, Inc.
                  Amended and Restated 1996 Stock Option Plan
                            (Full title of the plan)

                                DAVID S. GELLER
                             Senior Vice President
                                  P.O. Box 127
                        Landisville, Pennsylvania  17552
                                 (717) 653-5340
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             _______________________

                                   Copies to:

                               KELLY VANCE, ESQ.
                             Howard, Darby & Levin
                          1330 Avenue of the Americas
                            New York, New York 10019
                            ________________________

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                        Proposed       Proposed
                                        maximum        maximum
Title of each             Amount        offering      aggregate      Amount of
class of securities        to be       price per       offering     registration
to be registered       registered(l)    share(2)       Price(2)         fee
---------------------  -------------  ------------  --------------  ------------

  Common Stock,
  par value $.001
  per share               849,750       $16.625     $14,127,094           $4,281

================================================================================

(1) Pursuant to Rule 416, the registration statement also covers such indeterminable additional securities as may become issuable as a result of any future anti-dilution adjustment in accordance with the terms of the Plan.

(2) The amount of the registration fee has been calculated in accordance with Rule 457(h) based upon an exercise price of $16.625 per share, which was the last sale price for the Common Stock reported on Nasdaq on August 20, 1997.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

  The following documents filed by Physician Support Systems, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended (i) March 31, 1997 and (ii) June 30, 1997, filed pursuant to the Exchange Act;

  (c) The Company's Current Reports on Form 8-K dated January 8, 1997 and February 18, 1997, as such reports have been amended to date, filed pursuant to the Exchange Act;

  (d) The description of the Company's common stock, par value $.001 per share, set forth in the section entitled "Description of Capital Stock" contained in the Company's Amendment No. 5 to the Registration Statement on Form S-1 (File No. 33-80731), filed pursuant to the Securities Act of 1933, as amended, filed on February 9, 1996, including any amendment or report filed for the purpose of updating such description; and

  (e) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES
         -------------------------

  Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

  Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

  The Company's Certificate of Incorporation and Bylaws set forth the extent to which officers or directors of the Company may be indemnified against any liabilities which they may incur. The general effect of such provisions is that any person made a party to an action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company, or of another corporation or other enterprise for which he served as such at the request of the Company, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted under the laws of the State of Delaware. The Company's Certificate of Incorporation and Bylaws give the Board of Directors the authority to extend such indemnification to employees of the Company as well. These provisions of the Company's Certificate of Incorporation and Bylaws are not exclusive of any other indemnification rights to which an officer or director may be entitled, whether by contract or otherwise.

  The general effect of the indemnification provisions contained in Section 145 of the Delaware General Corporation Law is as follows: A director or officer who, by reason of such directorship or officership, is involved in any action, suit or proceeding (other than an action by or in the right of the corporation) may be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director or officer who, by reason of such directorship or officership, is involved in any action or suit by or in the right of the corporation may be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the corporation unless and only to the extent that a court of appropriate jurisdiction shall approve such indemnification.

  The Company's Certificate of Incorporation provides that, to the maximum extent permitted under the General Corporation Law of the State of Delaware, a director of the Company shall not be personally liable to the Company or to any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Company. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its charter a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

  The Company maintains directors' and officers' liability insurance for its executive officers and directors against certain liabilities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------
  Not applicable.

Item 8.  EXHIBITS
         --------

  4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (No. 33-80731), as amended).

  4.2 By-Laws of the Company (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
       1997).

  4.3 Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

  4.4 Amended and Restated 1996 Stock Option Plan of Physician Support Systems, Inc. (incorporated by reference to Exhibit 4.2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

  5    Opinion of Howard, Darby & Levin.

  23.1 Consent of Deloitte & Touche LLP, independent certified public accountants.

  23.2 Consent of counsel, Howard, Darby & Levin (included in Exhibit 5).

  24 Power of Attorney (included on the signature page of this Registration Statement).

Item 9.  UNDERTAKINGS
         ------------

   The Company hereby undertakes:

  (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration
Statement:

     (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) and (b) above do not apply if the
-----------------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Joy, Commonwealth of Pennsylvania on August 26, 1997.


                                         PHYSICIAN SUPPORT
                                           SYSTEMS, INC.



                                         By  /s/ David S. Geller
                                             -------------------
                                              David S. Geller
                                              Senior Vice President

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Geller and Hamilton F. Potter III, and each of them, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                           Date
---------                      -----                           ----

/s/ Peter W. Gilson            Chief Executive                 August 26, 1997
----------------------------   Officer and Director
Peter W. Gilson                (principal executive officer)


/s/ Hamilton F. Potter III     Executive Vice President        August 26, 1997
----------------------------   of Corporate Development
Hamilton F. Potter III         and Director


/s/ David S. Geller            Senior Vice President,          August 26, 1997
----------------------------   Chief Financial Officer
David S. Geller                (principal accounting and
                               financial officer)


/s/ Mortimer Berkowitz III     Director                        August 26, 1997
----------------------------
Mortimer Berkowitz III


/s/ Peter D. Cooper            Director                        August 26, 1997
----------------------------
Peter D. Cooper


/s/ Richard W. Vague           Director                        August 26, 1997
----------------------------
Richard W. Vague

                               INDEX TO EXHIBITS


Exhibits      Description
--------      -----------

  4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (No. 33-80731), as amended).

  4.2 By-Laws of the Company (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

  4.3 Specimen Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

  4.4 Amended and Restated 1996 Stock Option Plan of Physician Support Systems, Inc. (incorporated by reference to Exhibit 4.2 of the Company's Annual Report on Form 10-K for the year ended December 31,
          1996).

  5       Opinion of Howard, Darby & Levin.

  23.1 Consent of Deloitte & Touche, LLP, independent certified public accountants.

  23.2    Consent of counsel, Howard, Darby & Levin (included in Exhibit 5).

  24 Power of Attorney (included on the signature page of this Registration Statement).